Exhibit 23.1

LBB & ASSOCIATES LTD., LLP
10260 Westheimer Road, Suite 310
Houston, TX 77042
Phone: (713) 800-4343 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Texas Rare Earth Resources Corp. on Form S-1/A (Post-Effective Amendment No. 1) of our report dated November 1, 2012 relating to the financial statements of Texas Rare Earth Resources Corp., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
November 29, 2012